Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Merrill Lynch Preferred Capital Trust VI and Merrill Lynch Preferred Funding VI, L.P. (the "Partnership") for the period ended March 26, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John J. Fosina, Controller of Merrill Lynch & Co., Inc., the General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.




                              MERRILL LYNCH PREFERRED FUNDING VI, L.P.

                              By:  MERRILL LYNCH & CO., INC., as General Partner


                              By:  /s/ JOHN J. FOSINA
                                   ---------------------------------------------
                              Name:    John J. Fosina *
                              Title:   Controller, Merrill Lynch & Co., Inc.








Dated: May 6, 2004
__________________

* John J. Fosina functions as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Partnership for purposes of Section 906 of the Sarbanes-Oxley Act of 2002.